Exhibit 10.12

SALES AGENT AGREEMENT

SALES AGENT AGEEMENT dated as of December 11, 2024 (this “Agreement”), is by and between CARING BRANDS, INC., a Delaware corporation (the “Company”), and NOVODX CORPORATION, a Delaware corporation (the “SA”). Each of the Company and the SA are sometimes also referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, the Company desires to designate and appoint the SA as sales agent for the Product (as hereinafter defined”) through Shopify in the Market (as hereafter defined), upon the terms, provisions and conditions of this Agreement; and

WHEREAS, the SA desires to accept such engagement as the sales agent for the Product in the Market, upon the terms, provisions and conditions of this Agreement.

NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants contained herein, Company and SA agree as follows:

1. Sales Agent Appointment. The Company hereby designates and appoints the SA as the Company’s sales agent to promote, market and solicit for sale the Company’s Hair Enzyme Booster product as more fully identified on Exhibit A attached hereto (the “Product”) through Shopify in the United States (the “Market”). The SA hereby accepts the appointment as Company’s sales agent for the Product on Shopify in the Market and agrees to use its reasonable best efforts to promote, market and solicit orders for the Product through its Shopify account. The SA agrees that during the Term (as hereafter defined) it shall not offer or sell any products or goods which are competitive with, the same as, or similar to any of the Product. During the Term, the Company will not directly engage in sales of the Product on Shopify in the Market or appoint any person or entity to engage in sales of the Product on Shopify in the Market, directly or indirectly, other than the SA. For avoidance of doubt, the Company may sell and appoint other entities to market and sell the Product outside of the Market.

2. SA’s Responsibilities. The SA shall use its reasonable best efforts to market and promote the Product and to sell the Product on Shopify using the SA’s Shopify account. All proceeds from sales of the Product will be collected by the SA from Shopify and the net sales, after payment of the Commission (as hereafter defined) and the Marketing Fee (as hereafter defined), will be paid over by the SA to the Company on a weekly basis (the “Company Revenue”). The payment of the Company Revenue will be accompanied by a sales report in reasonable detail setting forth the sales for the applicable week. The SA will deduct the Commission and the Marketing Fee from gross proceeds concurrently with paying the Company Revenue to the Company. The description of the Product on the SA’s Shopify site will be subject to review and approval by the Company. The SA will also be responsible for the fulfillment of sales of the Product with the designated warehouse where the Company maintains inventory of the Product.

3. Company Responsibilities. The Company shall be responsible for manufacturing of the Product and maintaining an inventory of the Product sufficient to satisfy the sales made through the SA in a timely manner and in accordance with the representations set forth on Shopify for delivery of the Product to the end-user consumer. In that regard, the Company shall always maintain at a mutually agreed upon fulfilment center a sufficient inventory of the Product to satisfy anticipated sales in the Market. All costs and expenses associated with the fulfillment activities and shipping and transportation of the Product to the end-user (including, without limitation, costs of insurance) will be the sole responsibility of the Company. The Company shall also be responsible for insuring the Product while in the fulfillment center and during the shipping process. The Company shall be responsible for ensuring that the Product at all times complies with all applicable laws and regulations and that all statements in advertising and marketing materials for the Product and on the Product’s packaging are accurate, not misleading and in accordance with applicable law and regulations. The Company shall be responsible for managing any recall of the Product and all costs and expenses associated therewith.

4. Pricing. The sales price of the Product on Shopify will be $24.99. The sales price cannot be increased unless mutually agreed to in writing by the Parties. Any sales promotions or specials deals that the SA would like to run will be subject to the prior approval of the Company. Without prior written approval of Company, SA may not offer the Product for sale at a discount.

5. Commission. The SA will earn a Commission of ten percent (10%) on all sales of the Product in the Market (the “Commission”). The Commission shall be deducted by the SA from the gross proceeds received from the sales of the Product and will deducted directly by the SA and paid to the SA concurrently with the payment of the Company Revenue to the Company. The Commission will be paid after the termination of tis Agreement on all sales of the Product made prior to the effective time of the termination.

6. Marketing Fee. In consideration of the services to be performed by the SA pursuant to this Agreement, the Company will pay the SA a monthly marketing fee of $3,000.00 (the “Marketing Fee”). The Marketing Fee shall be paid the 15th of every month.

7. Returns. In addition to the other responsibilities of the Company, the Company shall be responsible for managing and addressing all customer complaints and Product returns. SA will make the company aware of the complaints and will provide reports of returns. SA and Company will agree on how to handle returns on a case-by-case basis. The Company will be responsible for recalls and all costs and expense related thereto. If requested by the Company, the SA will provide reasonable assistance with any recall at the cost and expense of the Company.

8. Indemnification and Insurance. The Company shall indemnify and hold harmless the SA and the SA’s directors, officers, employees and agents (each an “SA Indemnitee”), and their respective successors and assigns, from and against any and all claims, actions, suits, demands, liabilities, costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by any SA Indemnitee relating to (a) any product liability claim or the performance or use of the Product; (b) and claim or assertion that the Product does not comply with applicable law or regulations; and (c) a claim relating to false advertising or similar claims regarding the Product. In any matter for which the SA is entitled to be indemnified, the SA may defend itself with legal counsel of its own choosing at the cost and expense of the Company. The Company’s indemnification obligation shall survive the expiration of the Term and the termination of this Agreement pursuant to its terms. During the Term the Company shall maintain Product Liability Insurance relating to Product in such amounts and with such deductibles as are mutually agreed to by the Parties in good faith. Any such policy shall be on an “as incurred” basis and will name the SA and the SA’s directors, officers and employees as additional insureds. The insurance policy shall be written by an insurance company with a rating of not less than A- by AM Best.

9. Confidential Information. Each Party will not use or disclose any Confidential Information (as hereinafter defined) acquired as a result of this Agreement from the other Party for any purpose, except the purposes of performing under this Agreement, without the other Party’s prior written consent, and will not disclose any such Confidential Information to third parties, or to such Party’s agents, contractors, officers, directors or employees, other than those agents, contractors, officers, directors and employees who have a need to know the Confidential Information in order for such Party to perform its obligations hereunder. Each Party agrees to cause all of its agents, contractors, officers, directors and employees having access to the other Party’s Confidential Information to agree, in writing, to maintain the confidentiality of all Confidential Information and not to use any such Confidential Information for any purpose other than the purposes of this Agreement. A Party will be responsible for a breach of this confidentiality obligation by its agents, contractors, officers, directors or employees. Upon termination of this Agreement, each Party will forthwith return to the other Party all Confidential Information of the other Party within its possession, custody or control, together with all copies thereof and extracts therefrom within fifteen (15) days of termination. For purposes of this Agreement, the term “Confidential Information” means all customer lists, prospect lists, methods of doing business, pricing information, processes, formulas, know how, and any documents or other information designated in by a Party in writing as “Confidential” of which a Party receiving such documents or information should reasonably consider it to be confidential or proprietary to the disclosing Party. Confidential Information shall not include information, materials or documents that (i) are publicly available through no breach of this Agreement (ii) were know by a Party prior to the execution and delivery of this Agreement or (iii) information developed by a Party without use or reference to the other Party’s Confidential Information. The provisions of this Section 9 shall survive the expiration of the Term of this Agreement or the termination of this Agreement for a period of two (2) years. Each Party recognizes that the violation by such Party or any of its contractors, agents, employees, officers or directors the covenants of this Section 9 would cause irreparable injury to the other Party for which money damages could not fully compensate. Accordingly, each Party agrees that in the event of the violation or threatened violation of the restrictions of this Section 9 by the other Party or the other Party’s contractors, agents, officers, directors or employees agents or employees, the other Party shall be entitled to seek injunctive or comparable relief (in addition to and not in lieu of any monetary relief sought) in any court of competent jurisdiction. Upon the expiration of the Term of this Agreement or the termination of this Agreement, at the request of a disclosing Party the receiving Party will return to the disclosing Party all documents and materials of the disclosing Party which contain or reflect any of the disclosing Party’s Confidential Information without retaining any copies thereof. For avoidance of doubt, nothing in this Section 9 shall, or is intended, to modify or amend any existing non-disclosure agreement or confidentiality agreement between the Parties (the “Existing NDA”), which Existing NDA shall remain in full force and effect in accordance with its terms.

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10. SA’s Obligations upon Termination. As soon as reasonably after the expiration of the Term of this Agreement or the termination of this Agreement, the SA shall cease selling the Product in the Market and will delete all references to the Product on its Shopify account. In addition, the SA will make a final payment of Company Revenue to the Company for all sales of the Product made prior to the effective date of expiration or termination, as applicable, for which the Company has not yet received payment.

11. Mutual Representations and Warranties. Each of the Company and the SA represents and warrants to the other Party as follows: (a) it is duly organized and incorporated and its validly existing in the state of its incorporation; (b) it has the corporate power and authority to execute, deliver and perform this Agreement; (c) its execution, delivery and performance of this Agreement has been duly authorized; and (d) this Agreement constitutes its legal, valid and binding obligation, enforceable against such Party in accordance with its terms: and (e) its execution, delivery and performance of this Agreement will not violate conflict with or contravene its certificate of incorporation, any agreement to which it is a party or otherwise bound or any law or regulation applicable to such Party and/or its business.

12. Competing Products. During the Term of this Agreement, the SA will not, directly or indirectly represent, market or sell, for itself or on behalf of any other company, entity or individual, any product which is directly competitive with the Product.

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13. Term; Termination. This Agreement shall be effective as of the date first set forth above and shall continue for a period of one (1) year thereafter (the “Initial Term”). Thereafter, this Agreement shall automatically renew for subsequent twelve (12) month periods (each, a “Renewal Term”, and the Initial Term and each Renewal Term, if applicable, the “Term”), unless either Party informs the other Party that such Party does not agree to the automatic extension of this this Agreement by written notice at least thirty (30) days prior to the end of the Initial Term or any Renewal Term, as applicable. Party. In addition, either Party (the “Non-Breaching Party”) may terminate this Agreement upon written notice to the other Party (the “Breaching Party”), if the Breaching Party breaches or otherwise violates or contravenes any covenant or obligation on its part to be observed or performed and such breach or violation is not cured within ten (10) days after written notice of such breach by the Non-Breaching Party. In the event that this Agreement is terminated the SA shall be paid all Comissions on all sales made prior to the effective date of the termination. payable

14. Assignment and Delegation. Neither Party may assign this Agreement or any of its rights or responsibilities under this Agreement to any person or entity without the prior written consent of the other Party. Any such assignment without such written consent shall be null and void and of no force or effect. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors, and permitted assigns.

15. Independent Contractor Status. Nothing in this Agreement or the relationship established hereby is intended, nor shall it be construed, to establish a joint venture or partnership between the Parties. The relationship between the Parties pursuant to this Agreement shall be deemed for all purposes to be that of independently contracting entities. Notwithstanding the foregoing, it is agreed that the Company shall be bound by sales that are made by the SA in accordance with this Agreement.

16. Entire Agreement. This Agreement (together with the Exhibit attached hereto which forms an integral part of this Agreement and the Existing NDA) constitutes the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, arrangements and understandings, whether written or oral, with respect to the subject matter all of which are merged herein. Nothing herein shall amend or modify any other existing agreement between the Parties which shall remain in full force and effect in accordance with their terms.

17. Amendment. This Agreement cannot be modified, amended or waived except by a written instrument duly executed by both of the Parties .

18. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered in person, sent by certified mail (postage prepaid and with return receipt requested), overnight by a recognized international courier service, or sent by email to the following respective addresses or to such other address as either Party may designate for itself by notice duly given in accordance with this Agreement:

IF to the Company:

Caring Brands, Inc.

1061 E. Indiantown Rd, Suite 110

Jupiter, FL 33477

IF to the SA:

NovoDX Corporation

1061 E. Indiantown Rd., Suite 110

Jupiter, FL 33477

Any such notice or communication shall be considered delivered as follows: (i) if delivered in person , on the business day delivered if a receipt accepting delivery is signed; (ii) if sent by certified mail, four (4) business days after the date of mailing; (iii) if sent by recognized overnight courier service on the first business day after sent (with all costs prepaid); and (iv) if sent by email on the business day of transmission if received before 5:00 pm in the time zone of the intended recipient, or if received after that time, on the immediately following business day. notice so mailed shall be deemed received on the date indicated in the return receipt. Business Days shall be deemed to be days other than a Saturday or Sunday or a day when banks are closed in the particular location.

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19. Waiver. The failure of either Party to enforce the provisions of this Agreement at any time shall not be construed to be a waiver of such provision or the right thereafter to enforce each and every provision hereof. No waiver by either Party, express or implied, of any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent breach of the same term, condition or obligation, or as a waiver of any breach of any other term, condition or obligation hereof. Any waiver to be effective must be executed in writing by the Party granting the waiver.

20. Governing Law; Jurisdiction. This Agreement and any disputes relating hereto will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Florida, United States of America, without regard to any of its conflicts of law principles which could result in the application of the laws of another jurisdiction. Each of the Parties hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Florida sitting in Palm Beach County, and the Federal District Court of the United States of America for the Central District of Florida (the “Acceptable Forums”) for resolution of all claims, actions, suits and disputes which the Parties may have arisen out of or relate to this Agreement and the matters contemplated hereby. Any judgment or other decision by any of the Acceptable Forums shall be enforceable, without further proceedings, against the named Party anywhere else in the world where such Party is located, does business or has assets. The prevailing Party shall be entitled to be reimbursed for its reasoanble costs and expenses incurred in any such proceeding(including any appeal), including, without limitation, attorneys’ fees and expenses and court costs. Each of the Parties agrees to venue in the Acceptable Forums and consents to and agrees not to contest the jurisdiction of the Acceptable Forums . Each of the Parties knowingly and willingly waives any right to request a jury trial in any action, suit or proceeding brought relating to this Agreement and the/or the transactions contemplated hereby.

21. Limitation of Liability. Neither Party shall be liable hereunder to the other Party for indirect, consequential, exemplary or incidental damages arising out of or relating to this Agreement even if the Party at fault has been advised of the possibility of such damages.

22. Severability. If any provision of this Agreement is for any reason determined to be invalid, illegal or unenforceable, such provision shall be modified so that it will be valid, legal and enforceable to the maximum extent permitted by applicable law consistent with the intent of the Parties as herein expressed, and any such invalidity, illegality or unenforceability shall not affect any of the other provisions of this Agreement, which shall remain in full force and effect.

23. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which when taken together shall constitute one and the same document. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in “portable document format” (pdf) or by other electronic means intended to preserve the original graphic and pictorial appearance of a document shall be deemed the same as an original executed version of the document and shall be acceptable for all legal purposes.

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement effective as of the day and year first above written.

Caring Brands, Inc.

By:
Name:	Dr. Glynn Wilson
Title:	CEO

NovoDX Corporation

By:
Name:	Nancy Torres
Title:	CEO

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EXHIBIT A

Product Description

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